                                                                       EXHIBIT 4

                                                                  EXECUTION COPY

                            ALLIANCE IMAGING, INC.

           AMENDED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                      OF SERIES D 4% CUMULATIVE REDEEMABLE
                          CONVERTIBLE PREFERRED STOCK

             (Pursuant to Section 151(g) of the General Corporation

                         Law of the State of Delaware.)


     Alliance Imaging, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter the "Company"), DOES HEREBY CERTIFY THAT, pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by the Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), the Board, pursuant to a unanimous written consent dated as of March 25, 1997, adopted the following resolutions authorizing the issuance of Series D 4% Cumulative Redeemable Convertible Preferred Stock of the Company, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate of Incorporation or Bylaws of the Company:

     RESOLVED, that pursuant to authority vested in the Board by the Certificate of Incorporation, the Board does hereby establish a series of Preferred Stock of the Company from the Company's authorized class of 1,000,000 shares of $0.01 par value preferred shares, such series to consist of 18,000 shares, which number may be decreased (but not below the number of shares thereof then outstanding) from time to time by the Board, and to the extent that the voting rights, designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions of that series are not stated and expressed in the Certificate of Incorporation, does hereby fix and state the voting rights, designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, as follows:

     1.   DEFINITIONS.  Unless otherwise specified herein, the following
          -----------
capitalized terms shall have the meanings ascribed to them below:

          ACCUMULATED DIVIDENDS.  "Accumulated Dividends" shall have the meaning
          ---------------------
set forth in Section 4(d).

          AFFILIATE.  "Affiliate" shall mean, with respect to any Person, any
          ---------
other Person which directly or indirectly controls or is controlled by or is under common control with such Person, and, with respect to the Company only, includes any other Person with whom the Company has any joint venture, partnership, or other shared investment interest. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to (i) direct or cause the direction of management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) or (ii) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person.

          APPLICABLE LAW.  "Applicable Law" shall mean, with respect to any
          --------------
Person, any federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents.

          AVAILABLE ASSETS.  "Available Assets" shall have the meaning set forth
          ----------------
in Section 5(a).

          CAPITAL LEASE.  "Capital Lease" shall mean any lease by a Person of
          -------------
any property (whether real, personal or mixed) which, in conformity with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), is accounted for as a capital lease on the balance sheet of such person.

          CAPITAL LEASE OBLIGATIONS.  "Capital Lease Obligations" shall mean, as
          -------------------------
to any Person, the obligations of such Person to pay rent or other amounts under a Capital Lease and, for purposes of this Certificate of Designation, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

          CHAMPUS. "CHAMPUS" has the meaning set forth in Section 8(d)(1)(C).
          -------

          CHANGE IN CONTROL.   "Change in Control" shall be deemed to have
          -----------------
occurred (i) at such time as any person (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934) at any time shall directly or indirectly acquire more than 40% of the voting power of the Common Stock of the Company,
(ii) at such time as during any one year period, individuals who at the beginning of such period constitute the Company's Board cease to constitute at least a majority of such Board, (iii) upon consummation of a merger or consolidation of the Company into or with another corporation in which the shareholders of the Company immediately prior to the consummation of such transaction shall own less than Fifty Percent (50%) of the voting securities of the surviving corporation (or the parent corporation of the surviving corporation where the surviving corporation is wholly-owned by the parent corporation) immediately following the consummation of such transaction or (iv) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, in any of cases (i), (ii), (iii) and (iv) in a single transaction or series of transactions; provided, however, that no Change in Control shall be
                        -----------------
deemed to have occurred solely as a result of General Electric Company, a New York corporation, directly or indirectly acquiring more than 40% of the voting power of the Common Stock of the Company.

          CHANGE IN CONTROL SPECIAL DIVIDEND A.  "Change in Control Special
          ------------------------------------
Dividend A" shall have the meaning set forth in Section 8(c)(1).

          CHANGE IN CONTROL SPECIAL DIVIDEND B.  "Change in Control Special
          ------------------------------------
Dividend B" shall have the meaning set forth in Section 9(b).

          COMMON STOCK.  "Common Stock" shall mean the Company's Common Stock,
          ------------
$0.01 par value per share.

          COMPANY CHANGE IN CONTROL TRANSACTION.  "Company Change in Control
          -------------------------------------
Transaction" shall have the meaning set forth in Section 8(c)(2)(A).

          CONVERSION DATE.  "Conversion Date" shall have the meaning set forth
          ---------------
in Section 6(a).

          CONVERSION PRICE.  "Conversion Price" shall have the meaning set forth
          ----------------
in Section 7, as adjusted from time to time as set forth therein.

          DGCL.  "DGCL" shall mean the Delaware General Corporation Law.
          ----

          DIVIDEND PAYMENT DATE.  "Dividend Payment Date" shall have the meaning
          ---------------------
set forth in Section 4(c).

          DIVIDEND PERIOD.  "Dividend Period" shall have the meaning set forth
          ---------------
in Section 4(b).

          EXCLUDED STOCK.  "Excluded Stock" shall have the meaning set forth in
          --------------
Section 7(b).

          FACE AMOUNT.  The "Face Amount" of each share of Series D Preferred
          -----------
Stock (regardless of its par value) shall be One Thousand Dollars ($1,000.00), as the Series D Preferred Stock is presently constituted, such amount to be proportionately adjusted to reflect any combination, consolidation, reclassification or like adjustment of or to the Series D Preferred Stock.

          FEDERAL HEALTH CARE PROGRAM. "Federal Health Care Program" shall have
          ---------------------------
the meaning set forth in Section 8(d)(1)(E).

          FUNDED DEBT.  "Funded Debt" shall mean as applied to any Person, all
          -----------
Indebtedness of such Person, in a principal amount of at least One Million Dollars ($1,000,000) in each instance, which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from the date of the creation thereof; provided that "Funded Debt" shall include, as
                                  --------
at any date of determination, any portion of such Funded Debt outstanding on such date which matures on demand or within one year from such date (whether by sinking fund, other required prepayment or final payment at maturity) and which is not directly or indirectly renewable, extendible or refundable, at the option of the debtor to a date more than one year from such date; provided, further,
                                                           --------  -------
that "Funded Debt"
shall include all Indebtedness pursuant to that certain Note Purchase Agreement dated as of April 14, 1989, as amended to and including the Issue Date; and provided, further, that except with respect to Indebtedness pursuant to that
--------  -------
certain Note Purchase Agreement dated as of April 14, 1989, as amended to and including the Issue Date, "Funded Debt" shall not include (i) Indebtedness secured by equipment, trailers or modular buildings used in the business of the Company or (ii) Indebtedness convertible into equity securities of the Company on commercially reasonable terms.

          FUNDED DEBT DEFAULT.  "Funded Debt Default" shall mean any date 30
          -------------------
days after the Company shall have Knowledge that it is in default with respect to any Funded Debt, unless during such 30 day period either (i) such default shall have been waived by the lender with respect to such Funded Debt or (ii) the agreement or agreements governing such Funded Debt shall have been amended to eliminate such default, in either of cases (i) or (ii) without any economic consideration (other than such consideration required by the terms of the documentation with respect to such Funded Debt as in effect prior to any amendment of such documentation described in clause (ii) above) provided to the lender with respect to such Funded Debt by the Company.

          GAAP.  "GAAP" means generally accepted accounting principles.
          ----

          GENERAL ELECTRIC. "General Electric" shall have the meaning set forth
          ----------------
in Section 8(d)(1)(E).

          GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any
          ----------------------
federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, in all such cases whether domestic or foreign.

          HOLDER SPECIAL REPURCHASE EVENT NOTICE.  "Holder Special Repurchase
          --------------------------------------
Event Notice" shall have the meaning set forth in Section 8(d)(3)(A).

          INDEBTEDNESS.  "Indebtedness" shall mean, as to any Person without
          ------------
duplication, (a) all items which, in accordance with GAAP, would be included as a liability on the balance sheet of such Person and its Majority-Owned Subsidiaries (including any obligation of such Person to the issuer of any letter of credit for reimbursement in respect of any drafts drawn under such letter of credit), excluding obligations in respect of deferred taxes and deferred employee compensation and benefits, and anything in the nature of capital stock, surplus capital and retained earnings; (b) the amount available for drawing under all letters of credit issued for the account of such Person;
(c) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by liens; (d) Capital Lease Obligations of such Person; and (e) all guarantees of such Person, provided, however, that the
                                                    --------
term Indebtedness shall not include trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person, provided the same are not more than 45 days
                                   --------
overdue or are being contested in good faith.

          ISSUE DATE.  "Issue Date" shall mean, with respect to any shares of
          ----------
Series D Preferred Stock, the date such shares of Series D Preferred Stock are issued.

          JUNIOR SECURITIES.  "Junior Securities" shall have the meaning set
          -----------------
forth in Section 3.

          KNOWLEDGE.  "Knowledge" or "knowledge," with respect to any Person,
          ---------
shall mean the actual knowledge of such Person, after reasonable inquiry. For purposes hereof, a Person shall be deemed to have actual knowledge of the contents of all books and records with respect to which such Person has reasonable access. Without limiting the generality of the foregoing, with respect to any Person that is a corporation, partnership or other business entity, actual knowledge shall be deemed to include the actual knowledge of all principal employees of any such Person (which, for purposes of the Company, shall include without limitation Richard N. Zehner, Vincent S. Pino, Terrence M. White, Jay A. Mericle, Terry A. Andrues, Neil M. Culinan, Ph.D., Cheryl A. Ford, and Michael W. Grismer) as well as the Chief Executive Officer, President, Chief Financial Officer and all Vice Presidents in the case of corporate Persons, and general partners in the case of general or limited partnerships, as the case may be.

          LIQUIDATION EVENT.  "Liquidation Event" shall mean any of the
          -----------------
following: (i) a liquidation or winding up of the Company, (ii) a merger or consolidation of the Company into or with another corporation in which the shareholders of the Company immediately prior to the consummation of such transaction shall own less than Fifty Percent (50%) of the voting securities of the surviving corporation (or the parent corporation of the surviving corporation where the surviving corporation is wholly-owned by the parent corporation) immediately following the consummation of such transaction, or
(iii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company; in any of cases (i), (ii) or (iii) in a single transaction or series of transactions.

          LIQUIDATION PREFERENCE AMOUNT.  "Liquidation Preference Amount" shall
          -----------------------------
have the meaning set forth in Section 5(a).

          MAJORITY-OWNED SUBSIDIARY.  "Majority-Owned Subsidiary" means with
          -------------------------
respect to any Person any Subsidiary of such Person of which at least a majority of the outstanding shares, partnership interests or other equity interests therein is at the time directly or indirectly owned or controlled by such Person or any other Subsidiary which is a consolidated subsidiary of such Person under GAAP or one or more of the Majority-Owned Subsidiaries of such Person or by such Person and one or more of the Majority-Owned Subsidiaries of such Person.

          MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean, with
          -----------------------
respect to any Person or designated group of Persons, a change in, or effect on, or group of such changes in or effects on, the operations, financial condition or results of operations, prospects, assets or liabilities of the Person or group of Persons, as the case may be, taken as a whole, that results in a material adverse effect on, or a material adverse change in, the operations, financial condition, results of operations, prospects, assets or liabilities of the Person or group of Persons, as the case may be, taken as a whole, excluding adverse changes in the general economy.

          MARKET PRICE.  The "Market Price" of a share of Common Stock on or
          ------------
with respect to any day shall mean (i) the closing sales price on the immediately preceding trading day of a share of Common Stock on the principal national securities exchange or automated quotation system on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or automated quotation system, the average of the last reported bid and asked prices on such immediately preceding trading day in the over-the-counter market as furnished by the National Association of Securities Dealers, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected in good faith by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc., selected in good faith by the Company, or (ii) if the shares of Common Stock are not then traded on any such exchange or system, the amount determined in good faith by the Board to represent the fair value of a share of Common Stock.

          OTHER CHANGE IN CONTROL TRANSACTION.  "Other Change in Control
          -----------------------------------
Transaction" shall have the meaning set forth in Section 8(c)(2)(B).

          PERSON.  "Person" shall mean any natural person, firm, corporation,
          ------
partnership, limited liability company, association, trust or other entity.

          RECORD DATE.  "Record Date" shall have the meaning set forth in
          -----------
Section 4(c).

          REDEMPTION DATE.  "Redemption Date" shall have the meaning set forth
          ---------------
in Section 9(c).

          REDEMPTION PRICE.  "Redemption Price" shall have the meaning set forth
          ----------------
in Section 9(d).

          REGULAR DIVIDENDS.  "Regular Dividends" shall have the meaning set
          -----------------
forth in Section 4(a).

          SERIES D PREFERRED STOCK.  "Series D Preferred Stock" shall have the
          ------------------------
meaning set forth in Section 2.

          SERIES E PREFERRED STOCK.  "Series E Preferred Stock" shall mean the
          -------------------------
Company's Series E 4% Cumulative Redeemable Convertible Preferred Stock designated pursuant to the Certificate of Designation, Preferences and Rights of Series E 4% Cumulative Redeemable Convertible Preferred Stock dated as of even date herewith.

          SPECIAL DIVIDEND EVENT TRIGGER DATE.  "Special Dividend Event Trigger
          -----------------------------------
Date" shall have the meaning set forth in Section 4(b).

          SPECIAL DIVIDENDS.  "Special Dividends" shall have the meaning set
          -----------------
forth in Section 2.

          SPECIAL REPURCHASE EVENT.  "Special Repurchase Event" shall have the
          ------------------------
meaning set forth in Section 8(d)(3).

          SPECIAL REPURCHASE EVENT ELECTION.  "Special Repurchase Event
          ---------------------------------
Election" shall have the meaning set forth in Section 8(d)(3)(B).

          SSA. "SSA" shall have the meaning set forth in Section 8(d)(1)(C).
          ---

          STATE HEALTH CARE PROGRAM. "State Health Care Program" shall have the
          -------------------------
meaning set forth in Section 8(d)(1)(E).

          STOCK PURCHASE AGREEMENT.  "Stock Purchase Agreement" shall mean that
          ------------------------
certain Stock Purchase Agreement dated as of March 25, 1997 between General Electric and the Company.

          SUBSIDIARY.  "Subsidiary" shall mean with respect to any Person each
          ----------
corporation, partnership, joint venture or other entity in which such Person has, directly or indirectly, any equity interest in the capital stock thereof, any partnership interest, or any other equity interest therein.

     2.   DESIGNATION OF SERIES; ISSUANCE AND FACE AMOUNT.  This series of
          -----------------------------------------------
Preferred Stock is designated "Series D 4% Cumulative Redeemable Convertible Preferred Stock" (hereinafter the "Series D Preferred Stock"), and the number of shares which shall constitute such series shall be 18,000, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board. The shares of Series D Preferred Stock shall be issued by the Company for their Face Amount (as herein defined), in such amounts, at such times and to such persons as shall be specified by the Board, from time to time.

     3.   RANK.  The Series D Preferred Stock shall, with respect to dividend
          ----
rights and rights on any Liquidation Event, rank senior to all Junior Securities. "Junior Securities" shall mean (i) the Company's Series A 6.0% Cumulative Preferred Stock, (ii) the Company's Series B Cumulative Preferred Stock, (iii) the Company's Series C Convertible Preferred Stock, (iv) Common Stock, and (v) any other classes or series of stock or other equity securities of the Company; provided, however, that the term "Junior Securities" shall not include the Series E Preferred Stock. Shares of the Company's Series E Preferred Stock shall, with respect to dividend rights and rights on any Liquidation Event, rank on a pari passu basis with shares of the Series D Preferred Stock.


     4.   DIVIDENDS.

          a.  REGULAR DIVIDENDS.  The holders of record of the Series D
              -----------------
Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, cumulative preferential cash dividends accruing from the Issue Date at the rate of Four Percent (4%) per annum of the Face Amount per share ("Regular Dividends").

          b.  SPECIAL DIVIDENDS.
              -----------------

              (1) Each of the following shall be a "Special Dividend Event Trigger Date":

          (A) At any time after April 1, 2007, if for fifteen (15) days out of any twenty (20) consecutive trading days on which the Common Stock is traded, the Market Price per share of Common Stock shall be less than 83.3% of the then-applicable Conversion Price , then the last such trading date shall be a Special Dividend Event Trigger Date.

          (B) The date of any Funded Debt Default shall be a Special Dividend Event Trigger Date.

               (2) Upon any Special Dividend Event Trigger Date, the holders of record of the Series D Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, in addition to Regular Dividends, a special dividend in the following per annum percentages of the Face Amount per share ("Special Dividends"):


------------------------------------------------------------------------------
              Time Period                  Special Dividend Percentage
------------------------------------------------------------------------------
First full calendar month after Special
 Dividend Event Trigger Date                             1%
------------------------------------------------------------------------------

Second full calendar month after
 Special Dividend Event Trigger Date                     2%
------------------------------------------------------------------------------

Third full calendar month after Special
 Dividend Event Trigger Date                             3%
------------------------------------------------------------------------------

Fourth full calendar month after
 Special Dividend Event Trigger Date
 and all time periods thereafter                         4%
------------------------------------------------------------------------------

               (3) At any time after the Special Dividend Percentage becomes 4% under Section 4(b)(2) above, the Company may purchase all (but not less than all) of the outstanding shares of Series D Preferred Stock owned by each holder at a purchase price per share equal to the Face Amount per share plus Accumulated Dividends. To exercise its right to purchase the shares of Series D Preferred Stock under this Section 4(b)(3), the Company shall send a written notice within ten (10) days after the first day of the fourth full calendar month after a Special Dividend Event Trigger Date to each holder either electing to repurchase such holder's shares pursuant to the provisions of this Section 4(b)(3) or declining to so elect (the "Special Dividend Event Repurchase Offer").

               (4) Within 10 days after receipt of a Special Dividend Event Repurchase Offer, each holder shall send a written notice to the Company either accepting or rejecting such Special Dividend Event Repurchase Offer. The Company shall purchase all of the shares of each holder accepting the Special Dividend Event Repurchase Offer within 10 days after receipt of the notice from the holder referred to in the previous sentence at a purchase price per share equal to the Face Amount per share plus Accumulated Dividends.

               (5) With respect to the shares held by any holder of shares of Series D Preferred Stock that does not accept a Special Dividend Repurchase Offer, Special Dividends with respect to such shares shall cease to accrue as of the first day of the first calendar month following the date of the Special Dividend Event Repurchase Offer (subject to Section 4(b)(6) below). Any holder of shares of Series D Preferred Stock that does not timely send a written notice to the Company either accepting or rejecting a Special Dividend Event Repurchase Offer shall be deemed to have rejected such offer.

               (6) Notwithstanding any holder's rejection or deemed rejection of a Special Dividend Repurchase Offer, upon any later Special Dividend Event Trigger Date Special Dividends on the shares of Series D Preferred Stock owned by such holder shall accrue as set forth in Section 4(b)(2) above.

          c.   TIME OF PAYMENT.
               ---------------

               (1) Regular Dividends shall be cumulative from the Issue Date and shall be payable in arrears, when and as declared by the Board, on March 31, June 30, September 30, and December 31 of each year (each such date being herein referred to as a "Dividend Payment Date"), commencing on June 30, 1997. The quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." Each such Regular Dividend shall be paid to the holders of record of the Series D Preferred Stock as their names appear on the share register of the Company on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the Regular Dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board of the Company with respect to the Regular Dividend payable on such respective Dividend Payment Date. Regular Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board.

               (2) Special Dividends shall be cumulative from the date of the first day of the first full calendar month after any Special Dividend Event Trigger Date and shall be payable in arrears, when and as declared by the Board, on each Dividend Payment Date. Each such Special Dividend shall be paid to the holders of record of the Series D Preferred Stock as their names appear on the share register of the Company on the corresponding Record Date. Special Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board.

          d.   ACCUMULATION.  In the event that full cash Regular Dividends (and
               ------------
any full cash Special Dividends) are not paid to the holders of all outstanding shares of Series D Preferred Stock, and funds available shall be insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are they entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Series D Preferred Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to the holders of the Series D Preferred Stock shall cumulate as provided in this subsection 4(d). If, on any Dividend Payment Date, the holders of the Series D Preferred Stock shall not have received the full Regular Dividends and full Special Dividends provided for in this Section 4, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon to accrue at the rate of eight percent (8%) per annum for each succeeding full Dividend Period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day-to-day basis and shall be computed on the basis of a 360 day year. "Accumulated Dividends" shall mean, as of any date, all Regular Dividends and Special Dividends that are either undeclared or unpaid as of such date.


          e.   RESTRICTIONS WITH RESPECT TO JUNIOR SECURITIES.
               ----------------------------------------------

               (1) So long as any Series D Preferred Stock shall remain outstanding, no regular periodic cash dividend whatsoever shall be declared or paid upon or set apart for payment on any class of Junior Securities, unless in each instance at such time no Accumulated Dividends, Change in Control Dividend A or Change in Control Dividend B shall be accrued but unpaid.

               (2) So long as any Series D Preferred Stock shall remain outstanding, no shares of Junior Securities shall be redeemed or purchased for cash by the Company or any parent or subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of Junior Securities.

               (3) The restrictions set forth in Sections 4(e)(1) and 4(e)(2) above shall not apply to (i) up to $100,000 per calendar year applied to redemption or purchase by the Company of Junior Securities owned by employees of the Company in connection with the separation of such employees from their employment with the Company, or (ii) any particular cash dividend, redemption or purchase if the holders of a majority of then outstanding shares of Series D Preferred Stock consent in writing to the declaration or payment of such cash dividend, redemption or purchase, as the case may be.

     5.   LIQUIDATION PREFERENCE.
          ----------------------

          a.   GENERAL.  Upon a Liquidation Event, the holders of Series D
               -------
Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings ("Available Assets"), before any payment shall be made in respect of any Junior Security, an amount equal to the Face Amount per share plus an amount equal to all Accumulated Dividends, if any (in the
      ----
aggregate, the "Liquidation Preference Amount"). If upon a Liquidation Event, the Available Assets shall be insufficient to pay the holders of the Series D Preferred Stock the full Liquidation Preference Amount, the holders of the Series D Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          b.   NOTICE REQUIRED.  Written notice of any voluntary or involuntary
               ---------------
Liquidation Event, stating the payment date and the place where the distributable amount shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series D Preferred Stock at their respective addresses as the same shall then appear on the books of the Company.

     6.   CONVERSION.
          ----------

          a.   EXERCISE OF CONVERSION RIGHT.  Each holder of Series D Preferred
               ----------------------------
Stock shall have the right, at its option, at any time from the Issue Date through December 31, 2006, to convert, subject to the terms and provisions of this Section 6, all or any portion of its Series D Preferred Stock then outstanding into such number of fully paid and non-assessable shares of Common Stock as results from dividing (i) the sum of (A) the Face Amount of all shares of Series D Preferred Stock to be converted plus (B) any Accumulated Dividends on such shares, by (ii) the applicable Conversion Price (as defined below) on the Conversion Date (as defined below). Such conversion shall be deemed to have been made at the close of business on the date that the certificate or certificates for shares of Series D Preferred Stock shall have been surrendered for conversion and written notice shall have been received as provided in
Section 6(b) (the "Conversion Date"), so that the person or persons entitled to receive the shares of Common Stock upon conversion of such shares of Series D Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time. Upon conversion of any shares of Series D Preferred Stock pursuant to this Section 6, the rights of the holder of such shares upon the Conversion Date shall be the rights of a holder of Common Stock only, and each such holder shall not have any rights in its former capacity as a holder of shares of Series D Preferred Stock.

          b.   NOTICE TO COMPANY.  In order to convert all or any portion of its
               -----------------
outstanding Series D Preferred Stock into shares of Common Stock, the holder of such Series D Preferred Stock shall deliver the shares of Series D Preferred Stock to be converted to the Company at its principal office, together with written notice that it elects to convert those shares of Series D Preferred Stock into shares of Common Stock in accordance with the provisions of this
Section 6. Such notice shall specify the number of shares of Series D Preferred Stock to be converted and the name or names in which the holder wishes the certificates for shares of Common Stock to be registered, together with the address or addresses of the person or persons so named, and, if so required by the Company, shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder of the shares of Series D Preferred Stock to be converted or by its attorney duly authorized in writing.

          c.   DELIVERY OF CERTIFICATE.  As promptly as practicable after the
               -----------------------
surrender as hereinabove provided of shares of Series D Preferred Stock for conversion into shares of Common Stock, the Company shall deliver or cause to be delivered to the holder, or the holder's designees, certificates representing the number of fully paid and non-assessable shares of Common Stock into which the shares of Series D Preferred Stock are entitled to be converted, together with a cash adjustment in respect of any fraction of a share to which the holder shall be entitled as provided in Section 6(d), and, if less than the entire number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered is to be converted, a new certificate for the number of shares of Series D Preferred Stock not so converted. So long as any shares of Series D Preferred Stock remain outstanding, the Company shall not close its Common Stock transfer books. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series D Preferred Stock shall be made without charge to the holder for any tax in respect of the issuance of such certificates (other than any transfer, withholding or other tax if the shares of Common Stock are to be registered in a name different from that of the registered holder of Series D Preferred Stock).

          d.   FRACTIONAL SHARES.  No fractional shares of Common Stock or scrip
               -----------------
representing fractional shares of Common Stock shall be issued upon any conversion of any shares of Series D Preferred Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock as of the Conversion Date.

          e.   RESERVATION OF SHARES.  The Company shall at all times reserve
               ---------------------
and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series D Preferred Stock, the full number of whole shares of Common Stock then deliverable upon the conversion of all shares of Series D Preferred Stock then outstanding. The Company shall take at all times such corporate action as shall be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of shares of Series D Preferred Stock in accordance with the provisions of this Section 6.

          f.   REGISTRATION.  If any shares of Common Stock to be reserved for
               ------------
the purpose of conversion of Series D Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Company shall, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

          g.   SHARES VALIDLY ISSUED AND NON-ASSESSABLE.  All shares of Common
               ----------------------------------------
Stock that may be issued upon conversion of the Series D Preferred Stock shall upon issuance by the Company be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

          h.   RETIREMENT OF SHARES.  Any shares of Series D Preferred Stock
               --------------------
converted pursuant to the provisions of this Section 6 shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Company as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board.

     7.   CONVERSION PRICE.  As used herein, the "Conversion Price" shall
          ----------------
initially be $6.00 per share of Common Stock, subject to adjustment as set forth below. No payment or adjustment shall be made for any dividends on the Common Stock issuable in such conversion. The Conversion Price shall be subject to adjustment from time to time as follows:

          a.   COMMON STOCK ISSUED AT LESS THAN THE CONVERSION PRICE.  If the
               -----------------------------------------------------
Company shall issue any Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately be reduced to the price determined by dividing (i) an amount equal to the sum of
(A) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance and (B) the consideration, if any, received by the Company upon such issuance, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance. For the purposes of any adjustment of the Conversion Price pursuant to this Section 7(a), the following provisions shall be applicable:

               (1) Cash.  In the case of the issuance of Common Stock for cash,
                   ----
     the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (2) Consideration Other Than Cash.  In the case of the issuance
                   -----------------------------
     of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board; provided that such fair value as determined by the Board shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares.

               (3) Options and Convertible Securities.  In the case of the
                   ----------------------------------
     issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                 (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections (1) and (2) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                 (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subsections (1) and (2) above), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                 (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                 (D) on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities, if any; and

                 (E) if the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion, or exchange thereof;

     provided, however, that no increase in the Conversion Price shall be made pursuant to subsections (A) or (B) of this subsection (3).

          b.   EXCLUDED STOCK.  For purposes of Section 7(a), "Excluded Stock"
               --------------
shall mean (i) shares of Common Stock issued or reserved for issuance by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split up of the outstanding shares of Common Stock or Series D Preferred Stock, or upon conversion of shares of the Series D Preferred Stock,
(ii) under options and warrants outstanding on the date hereof, (iii) 750,000 shares of Common Stock reserved for issuance to key employees and directors of the Company pursuant to the Company's employee stock option plan in effect as of the date hereof; (iv) shares of Series E Preferred Stock and shares of Common Stock issuable upon the conversion thereof, and (v) 77,520 shares of Common Stock issuable upon the conversion of the shares of Series C Convertible Preferred Stock outstanding on the date hereof.

          c.   STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS OR COMBINATIONS.
               ----------------------------------------------------------------
If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series D Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such shares of Series D Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

          d.   OTHER DISTRIBUTIONS.  In case the Company shall fix a record date
               -------------------
for the making of a distribution to all holders of shares of its Common Stock
(i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any subsidiary of the Company, (iii) of assets, or (iv) of rights or warrants, in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (1) an amount equal to the difference resulting from (A) the number of shares of Common Stock outstanding on such record date multiplied by the Conversion Price per share on such record date, less (B) the fair market value (as determined by the Board) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (2) the number of shares of Common Stock outstanding on such record date; provided, however, that,
                                                        --------  -------
so long as there are no Accumulated Dividends on the Series D Preferred Stock or the Series E Preferred Stock then outstanding for any previous Dividend Payment Date, the provisions of this Section 7(d) shall not apply to distributions consisting of cash dividends on the shares of Common Stock up to an amount equal to 50% of consolidated net income of the Company and its

Majority-Owned Subsidiaries as of the calendar year immediately preceding the proposed record date for such dividend. Any adjustment provided for by this
Section 7(d) shall be made successively whenever such a record date is fixed.

          e.   CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE.  In case of any
               ------------------------------------------------
consolidation with or merger of the Company with or into another corporation or other entity, or in case of any sale, lease or conveyance to another entity of the assets of the Company as an entirety or substantially as an entirety, each share of Series D Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series D Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series D Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series D Preferred Stock. Nothing in this Section 7(e) shall be construed in any way to derogate from the right of the holders of the Series D Preferred Stock to require the Company to repurchase their shares at the Change in Control Repurchase Price upon a Change in Control, as set forth in Section 8(c) hereof.

          f.   NOTICE TO HOLDERS.  In the event the Company shall propose to
               -----------------
take any action of the type described in subsections (a), (c), (d), and (e) of this Section 7, the Company shall give notice to each holder of shares of Series D Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series D Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

          g.   STATEMENT REGARDING ADJUSTMENTS.  Upon the occurrence of each
               -------------------------------
adjustment or readjustment of the Conversion Price of the Series D Preferred Stock pursuant to this Section 7, the Company shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Each such statement shall be signed by the Company's public accountants.

          h.   TREASURY STOCK.  For the purposes of this Section 7, the sale or
               --------------
other disposition of any Common Stock theretofore held in the Company's treasury shall be deemed to be an issuance thereof.


          i.   GOOD FAITH.  The Company shall not, by amendment of its
               ----------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the shares of Series D Preferred Stock shares against impairment of any kind.

     8.   VOTING RIGHTS; PROTECTIVE PROVISIONS; CHANGE OF CONTROL; SPECIAL
          ----------------------------------------------------------------
REPURCHASE EVENTS.
------------------

          a.   GENERAL.  Except as specifically set forth in the DGCL or
               -------
provided in the balance of this Section 8, the holders of shares of Series D Preferred Stock shall not be entitled to any voting rights with respect to any matters voted upon by stockholders.

          b.   PROTECTIVE PROVISIONS.  So long as any shares of Series D
               ---------------------
Preferred Stock are outstanding, the written consent or the affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of Series D Preferred Stock then outstanding, voting separately as a class, shall be necessary to validate or effectuate any of the following: (i) amend, repeal, alter or change any of the rights, preferences or privileges of the shares of Series D Preferred Stock; (ii) create (by reclassification of an existing class or series, or otherwise) any new class or series of shares of the Company's capital stock, except for classes or series of shares ranking, with respect to dividend rights and rights on any Liquidation Event, junior to the Series D Preferred Stock and the Series E Preferred Stock; (iii) issue any shares of the Company's capital stock, except for classes or series of shares ranking, with respect to dividend rights and rights on any Liquidation Event, junior to the Series D Preferred Stock and the Series E Preferred Stock; or (iv) take any action that materially and adversely affects the legal rights, preferences or privileges of the shares of Series D Preferred Stock. At any time when there are any Accumulated Dividends or any Change in Control Special Dividend A accrued but unpaid for any reason, the holders of a majority of the shares of Series D Preferred Stock then outstanding, voting separately as a class, shall be necessary to validate or effectuate (i) any acquisition by the Company of all or substantially all of the assets of another Person, (ii) any acquisition by the Company of all or substantially all of the equity interests in any Person, and (iii) any merger or recapitalization transaction to which the Company is a party.

          c.   HOLDER'S ELECTION UPON CHANGE OF CONTROL.
               ----------------------------------------

               (1) Generally.  In the event of any Change in Control, each
                   ---------
     holder of shares of Series D Preferred Stock shall have the right, at such holder's election as set forth below, to receive in respect of each share owned by such holder a sum equal to (i) the then applicable Face Value, plus (ii) Accumulated Dividends, plus (iii) a "Change of Control Special
     ----                             ----
     Dividend A" equal to 18% of the then applicable Face Value.

               (2) Company's Notification Obligation.
                   ---------------------------------

          (A) The Company shall notify each holder of shares of Series D Preferred Stock in writing within 15 days before any Change in Control pursuant to a transaction to which the Company is a party (a "Company Change of Control Transaction") setting forth a description of the nature of the Change in Control and the date at which such Change in Control is anticipated to take place.

          (B) The Company shall notify each holder of shares of Series D Preferred Stock in writing as soon as the Company has Knowledge of any Change of Control pursuant to a transaction that is not a Company Change of Control Transaction (an "Other Change of Control Transaction") setting forth a description of the nature of the Change in Control and the date at which such Change in Control took place or is anticipated to take place.

          (C) The notices described in clauses (A) and (B) above are collectively denominated "Change in Control Notices".

               (3) Holder's Election.  Within five (5) days after receipt of the
                   -----------------
     Change of Control Notice, each holder shall notify the Company in writing whether or not such holder will require such holder's shares of Series D Preferred Stock to be redeemed by the Company pursuant to this Section. If a holder does not timely notify the Company in writing pursuant to the previous sentence, such holder will be deemed to have waived its right to require such holder's shares of Series D Preferred Stock to be redeemed by the Company pursuant to this Section; provided, however, that such waiver shall only apply to the Change of Control relating to the relevant Change of Control Notice, and not any subsequent Change of Control or Change of Control Notice.

               (4) Company Change of Control.  The Company shall redeem the
                   -------------------------
     shares of each holder of Series D Preferred Stock so electing such a redemption in connection with a Company Change of Control Transaction by making cash payments to such holder in respect of each share owned by such holder as follows: (i) a sum equal to the then applicable Face Value plus
                                                                          ----
     Accumulated Dividends on or prior to the date of the Company Change in Control Transaction as a condition precedent to the effectiveness of such Company Change in Control Transaction, and (ii) a sum equal to the Change in Control Special Dividend A as soon as funds are legally available for payment thereof after the date of the Company Change in Control Transaction. Any Company Change of Control Transaction shall be void and of no force and effect if the payments set forth in clause (i) of this
     Section 8(c)(4) are not made on or prior to the date of such Company Change in Control Transaction.

               (5) Other Changes of Control.  The Company shall redeem the
                   ------------------------
     shares of each holder of Series D Preferred Stock so electing such a redemption in connection with an Other Change of Control Transaction as promptly as practicable after receipt of such holder's notice of such election by making cash payments to such holder in respect of each share owned by such holder as follows: (i) a sum equal to the then applicable Face Value plus Accumulated Dividends plus a sum equal to the Change in
                ----
     Control Special Dividend A as soon as funds are legally available for payment thereof after the date of the Other Change in Control Transaction.

          d.   SPECIAL REPURCHASE EVENTS.
               -------------------------

               (1) Representations.  The Company represents and warrants to each
                   ---------------
     holder of shares of Series D Preferred Stock as follows:

          (A) Except as otherwise disclosed in the Disclosure Schedule to the Stock Purchase Agreement (as such term is defined therein), neither the Company nor any of its Affiliates since inception has provided any research, educational or study grants or other financial support of any kind to any hospital, physician, or health care provider.

          (B) Neither the Company nor any of its Affiliates since inception has received notice that the Company or any Subsidiary has been, or to the Company's knowledge has been, the subject of any investigative proceeding before any federal or state regulatory authority or the agent of any such authority, including without limitation federal and state health authorities.

          (C) Neither the Company nor any Affiliate, nor the officers, directors, employees or agents of any of the Company or any Affiliate, and none of the Persons who provide professional services under agreements with any of the Company or any Affiliate as agents of such entities have engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under (S)(S) 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS"), or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which the Company or any of its Affiliates seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities:

               (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

               (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

               (c) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program that is (i) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (ii) for an item or service and the Person presenting knows or should know that the claim is false or fraudulent;

               (d) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or any other State Health Care Program or any Federal Health Care Program, or (iii) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in party by CHAMPUS, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program; or

               (e) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program certification or any Federal Health Care Program certification, or
          (ii) information required to be provided under (S) 1124(A) of the Social Security Act ("SSA") (42 U.S.C. (S) 1320a-3).

          (D) Neither the Company nor any other Person who after the Issue Date will have a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. (S) 1001.1001(a)(2)) in the Company or any Affiliate of 5% or more (other than General Electric Company, a New York corporation ("General Electric")), or who will have an ownership or control interest (as defined in SSA (S) 1124(a)(3), or any regulations promulgated thereunder) in the Company or any Affiliate (other than General Electric), or who will be an officer, director, agent (as defined in 42 C.F.R. (S) 1001.1001(a)(2)), or managing employee (as defined in SSA (S) 1126(b) or any regulations promulgated thereunder) of the Company or any Affiliate and (ii) to the best Knowledge of the Company and any Affiliate, no Person or entity with any relationship with such entity (including without limitation a parent company or shareholder of, or partner in an Affiliate) who after the Issue Date will have an indirect ownership interest (as that term is defined in 42 C.F.R. (S) 1001.1001(a)(2)) in the Company or any Affiliate of 5% or more (other than General Electric): (1) has had a civil monetary penalty assessed against it under (S) 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a state health care program as defined in SSA (S) 1128(h) or any regulations promulgated thereunder ("State Health Care Program") or a federal health care program as defined in SSA (S) 1128B(f) ("Federal Health Care Program"); or (3) has been convicted (as that term is defined in 42 C.F.R. (S) 1001.2) of any of the following categories of offenses as described in SSA (S) 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder:

               (a) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program;

               (b) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

               (c) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

               (d) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (a) through (c) above; or

               (e) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

               (2) Covenants.  The Company covenants that as long as any shares
                   ---------
     of Series D Preferred Stock are outstanding:



          (A) The operations of the Company and its Affiliates will be conducted in accordance with all Applicable Laws, including, without limitation, all such laws, regulations, orders and requirements promulgated by any Governmental Authority or relating to consumer protection, equal opportunity, health care industry regulation, third party reimbursement (including Medicare and Medicaid), environmental protection, fire, zoning and building and occupational safety matters, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect on the Company or any Subsidiary.

          (B) Without limiting the generality of the foregoing, the operations of the Company and its Affiliates will be conducted in accordance with all laws, regulations, orders and requirements relating to health care industry regulation and third party reimbursement (including Medicare and Medicaid).

          (C) Without limiting the generality of the foregoing, the Company and all Affiliates shall comply in all material respects with all directives, orders, instructions, bulletins and other announcements received from third party payors and their agents (including without limitation Medicare carriers and fiscal intermediaries) regarding participation in third party payment programs, and including without limitation preparation and submission of claims for reimbursement. Nothing in this Section 8(d)(2)(C) shall be construed as or is intended to create any third party beneficiaries.

               (3) Special Repurchase Events.  The failure of any representation
                   -------------------------
     or warranty of the Company contained in Section 8(d)((1) to be true on the Issue Date in any material respect, or the Company's breach of any of the covenants set forth in Section 8(d)(2), shall be a "Special Repurchase Event". Upon any Special Repurchase Event, each holder of shares of Series D Preferred Stock shall have the right, at such holder's election as set forth below, to receive in respect of each share owned by such holder a sum equal to (i) the then applicable Face Value, plus (ii) Accumulated
                                                  ----
     Dividends.

          (A) The Company shall notify each holder of Series D Preferred Stock in writing as soon as commercially practicable upon the occurrence of any Special Repurchase Event (a "Company Special Repurchase Event Notice"), and each holder may notify the Company in writing within 30 days after such holder has actual knowledge of the occurrence of any Special Repurchase Event (a "Holder Special Repurchase Event Notice"). Upon receipt of a Holder Special Repurchase Event Notice, the Company shall send copies of such Holder Special Repurchase Event Notice to all other holders, if any, of shares of Series D Preferred Stock. A Company Special Repurchase Event Notice or a Holder Special Repurchase Event Notice shall be denominated herein a "Special Repurchase Event Notice".

          (B) Within ten (10) days after receipt of any Special Repurchase Event Notice (or a copy thereof), each holder shall send a written notice to the Company either electing to have such holder's shares repurchased pursuant to the provisions of this Section 8(d) or declining to so elect (the "Special Repurchase Event Election"). Within 10 days after receipt of each holder's Special Repurchase Event Election, the Company shall repurchase each share of Series D Preferred Stock of each such holder electing to have such holder's shares repurchased pursuant to the provisions of this Section 8(d) at a price per share equal to the Face Amount per share plus Accumulated Dividends.

          (4) Cumulative Remedies.  The remedies provided to the holders of the
              -------------------
     shares of Series D Preferred Stock set forth in this Section 8(d) with respect to any misrepresentation or breach of covenant contained herein shall be without prejudice to any other remedies of such holders for such misrepresentation or breach, including without limitation (in the case of General Electric) any remedies of General Electric under the Stock Purchase Agreement.

     9.   REDEMPTION.
          ----------

          a.   OPTIONAL REDEMPTION.  The Company may at any time from and after
               -------------------
January 1, 2007, and from time to time thereafter, redeem out of funds legally available therefor all of the shares of Series D Preferred Stock at its election expressed by resolution of the Board, upon not less than thirty (30) days' prior notice to the holders of record of the Series D Preferred Stock to be redeemed, given by mail, at the Redemption Price (as hereinafter defined) on the Redemption Date (as hereinafter defined). The Company shall not redeem less than all the outstanding shares of Series D Preferred Stock under this Section 9(a).

          b.   COMPANY'S ELECTION UPON CHANGE IN CONTROL.  In the event of any
               -----------------------------------------
Change in Control, the Company may redeem out of funds legally available therefor all of the shares of Series D Preferred Stock at its election expressed by resolution of the Board upon not less than thirty (30) days' prior notice to the holders of record of the Series D Preferred Stock to be redeemed, given by mail. Upon such resolution of the Board, each holder of shares of Series D Preferred Stock shall have the right to receive on the Redemption Date (as defined below) in respect of each share owned by such holder a sum equal to (i) the then applicable Face Value, plus (ii) Accumulated Dividends, plus (iii) a
                                ----                             ----
"Change of Control Special Dividend B" equal to 23% of the then applicable Face Value. The Company shall not redeem less than all of the outstanding shares of Series D Preferred Stock under this Section 9(b).

          c.   REDEMPTION DATE.  The "Redemption Date" shall be the date fixed
               ---------------
for redemption in the notice of redemption under Sections 9(a) or 9(b) above. The Redemption Date with respect to any Company Change in Control Transaction shall be a date on or before the effective date of such Change in Control.

          d.   REDEMPTION PRICE.  The price at which outstanding shares of
               ----------------
Series D Preferred Stock shall be redeemed pursuant to Section 9(a) shall be the Face Amount per share, as then in effect, together with all Accumulated Dividends on such shares to the Redemption Date (the "Redemption Price").

          e.   NOTICE OF REDEMPTION.  Each notice of redemption shall state (i)
               --------------------
the Redemption Date, (ii) the number of shares of Series D Preferred Stock to be redeemed, (iii) as the case may be, pursuant to Sections 9(a) and 9(b) above, either (x) the Redemption Price or (y) the sum equal to (A) the then applicable Face Value, plus (B) Accumulated Dividends, plus (C) the Change of Control
            ----                            ----
Special Dividend B equal to 23% of the then applicable Face Value applicable to the shares to be redeemed, (iv) the place or places where such shares are to be surrendered, and (v) that dividends on shares to be redeemed will cease to accrue on the Redemption Date. No defect in any such notice to any holder of Series D Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of such Series D Preferred Stock.

          f.   RETIREMENT OF SHARES.  Any shares of Series D Preferred Stock
               --------------------
redeemed pursuant to the provisions of this Section 9 shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Company as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board.

          g.   CONDITION PRECEDENT TO CHANGE IN CONTROL.  If the Company fails
               ----------------------------------------
to pay all amounts payable to the holders of shares of Series D Preferred Stock due in respect of a redemption pursuant to Section 9(b) hereof prior on or prior to the Redemption Date, any related Company Change of Control Transaction shall be void and of no force and effect.

          h.   RESTRICTIONS ON REDEMPTIONS.  No shares of Series D Preferred
               ---------------------------
Stock shall be redeemed under this Section 9: (i) at any time that such redemption is prohibited by the DGCL; or (ii) at any time that the terms and provisions of any contract or other agreement of the

Company in effect as of the Issue Date providing financing or working capital to the Company specifically prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

     10.  NO SINKING FUND.  No sinking fund shall be established for the
          ---------------
retirement or redemption of shares of Series D Preferred Stock.

     11.  PREEMPTIVE OR SUBSCRIPTION RIGHTS.  No holder of shares of Series D
          ---------------------------------
Preferred Stock shall have any preemptive or subscription rights in respect of any securities of the Company that may be issued.

     12.  NO OTHER RIGHTS.  The shares of Series D Preferred Stock shall not
          ---------------
have any designations, preferences or relative, participating, optional or other special rights except as expressly set forth in the Company's Certificate of Incorporation, this Certificate or as otherwise required by law.

     RESOLVED, FURTHER, that the Secretary of the Company be, and he hereby is, authorized, empowered and directed to execute an Amended Certificate of Designation, Preferences and Rights of Series D Preferred Stock and that such Certificate be delivered to and filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 103 and Section 151(g) of the DGCL, both as amended.

     IN WITNESS WHEREOF, Alliance Imaging, Inc. has caused this Certificate of Designation to be executed by its Secretary as of March 25, 1997.



                              ALLIANCE IMAGING, INC.



                              By:____________________________________
                                 Terrence M. White,
                                  Secretary